Exhibit 1.2

HSBC BANK PLC
SENIOR DEBT SECURITIES
DISTRIBUTION AGREEMENT

August 31, 2022

BofA Securities, Inc.
One Bryant Park
New York, NY 10036
(“BofA”)

and each person that shall have become an Agent as provided in Section 2(d) hereof (collectively with BofA, the “Agents”):

Dear Ladies and Gentlemen:

HSBC Bank plc, a public limited company incorporated under the laws of England and Wales (the “Company”), confirms its agreement with the Agents with respect to the issue and sale from time to time by the Company (each, an “offering”) of its senior debt securities (as further described below, the “Securities”). Certain of the Securities may be linked to one or more equity-based or commodity-based indices, one or more equity securities, commodities, or any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index, mortgage index, or interest rate, or any combination of the foregoing.

The Securities will be issued as senior indebtedness of the Company. The Securities will be issued pursuant to the provisions of an indenture, dated as of August 31, 2022, between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”) (as it may be supplemented or amended from time to time, the “Indenture”). The Securities will have the maturities, payment provisions, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus referred to below and in Term Sheets (as defined below).

On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you each agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Securities as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-[      ]), including a prospectus, relating to the Securities. Such registration statement, including the information incorporated by reference therein and the exhibits thereto, as amended at any Representation Date (as hereinafter defined), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement, as supplemented by a prospectus supplement and one or more product supplements and/or pricing supplements setting forth the terms of the Securities, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement and product supplement(s) and/or final pricing supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Prospectus.” The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.             Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Securities, as of each date on which the Company accepts an offer to purchase Securities (including any purchase by you as principal pursuant to a Terms Agreement), as of each Time of Sale (as hereinafter defined), as of each date the Company issues and delivers Securities, and as of each date the Registration Statement or the Prospectus is amended or supplemented, as follows (each, a “Representation Date”), it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and no proceeding pursuant to Section 8A of the Securities Act against the Company or any offering of the Securities has been initiated or threatened by the Commission. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act, in connection with the offering of the Securities.

(b)           (i) On the date it became effective under the Securities Act, the Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations adopted by the Commission under the Securities Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)              on the Commencement Date and on each other Representation Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii)            at each of the times of amending or supplementing referred to in Section 5 hereof, the Registration Statement and the Prospectus as then amended or supplemented, will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances in which they were made, not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein or as to any Statement of Eligibility of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement.

(c)           The documents incorporated by reference in the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(d)          The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus fairly present in all material respects the financial position of the Company and its consolidated subsidiaries on a consolidated basis at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis throughout the periods involved, except as disclosed therein.

(e)           PricewaterhouseCoopers LLP, the accountants who certified the financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and Prospectus, are independent registered public accountants as required by the Securities Act and the rules thereunder, including Rule 2-01 of Regulation S-X.

(f)            The Time of Sale Information at each Time of Sale and at the Commencement Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information.

“Time of Sale” shall mean, with respect to any sale of Securities hereunder, any time at or prior to the confirmation of the sale of such Securities.

“Time of Sale Information” shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each prospectus supplement and any product supplement to such Prospectus that relates to the sale of Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary pricing supplement or Term Sheet (as defined below), if any, that relates to the sale of Securities confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each “Free Writing Prospectus” (as defined pursuant to Rule 405 under the Securities Act) that has been prepared by or on behalf of the Company relating to such Securities.

(g)           With respect to an issuance of Securities through you, the Company (including its agents and representatives, other than the Agents in their capacity as such and selected dealers engaged by the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, other than a Free Writing Prospectus approved in advance by you. At each Time of Sale, each such Free Writing Prospectus included in the applicable Time of Sale Information complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby), did not conflict with the information contained in the Registration Statement and Prospectus (but may provide information that is different from or additional or supplemental to that in the Registration Statement and Prospectus) and, when taken together with the Prospectus filed prior to such Free Writing Prospectus, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in any such Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent for use in such Free Writing Prospectus.

(h)          The Company has been duly registered and is validly existing as a public limited company under the laws of England and Wales with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus.

(i)            Each of the Company’s significant subsidiaries, as defined in Rule 1-02 of Regulation S-X of the Commission (“significant subsidiaries”), has been duly organized and is validly existing as a corporation under the laws of its respective jurisdiction of incorporation, and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus. The Company and each significant subsidiary is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction where the conduct of its business or the location of its properties requires such licenses, registration or qualification, except for such jurisdictions where the failure to hold such licenses or to so register or qualify will not have a Material Adverse Effect (as hereinafter defined). Except to the extent that it would not have a material adverse effect on the Company, all of the issued and outstanding stock of each significant subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and the capital stock of each significant subsidiary owned by the Company, directly or through its subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(j)            Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(k)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law. The terms of the Indenture conform to the description thereof in the Prospectus in all material respects.

(l)            The forms of Securities have been duly authorized and established in conformity with the provisions of the Indenture; the Securities to be issued and sold by the Company hereunder have been duly authorized for issuance and sale and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, such Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law. The terms of the Securities conform to the description thereof in the Prospectus in all material respects.

(m)          The execution and delivery by the Company of this Agreement, the Securities, the Indenture and any applicable Written Terms Agreement and the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, and any applicable Terms Agreement will not contravene any provision of applicable law or the Company’s Article of Association or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, and any applicable Terms Agreement, except such as may be required by the securities, or Blue Sky, laws of the various states in connection with the offer and sale of the Securities; provided, that no representation is made or warranty given as to whether the purchase of the Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

(n)          There has not occurred any event or occurrence that results, or would result, in a material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), from that set forth in the Prospectus.

(o)          There are no legal or governmental proceedings, other than those described in the Prospectus, pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that (i) are reasonably expected to have a Material Adverse Effect or (ii) are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(p)          The Company and its significant subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(q)          No registration of the Company under the Investment Company Act of 1940, as amended (the “1940 Act”), is required in connection with the issue and sale in the United States of the Securities.

(r)           Other than as described or set forth in the Registration Statement or the Prospectus, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or Affiliate (as such term is defined in Rule 501(b) under the Securities Act, each an “Affiliate”) of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that would result in a violation of such Sanctions by any person.

(s)           Other than as described or set forth in the Registration Statement or the Prospectus, the operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable anti-money laundering laws, regulations and rules and guidelines issued, administered or enforced by any applicable governmental agency, the Company and its subsidiaries have instituted and maintains policies and procedures reasonably designed to promote and achieve continued material compliance therewith and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to such anti-money laundering laws is pending or, to the best of the Company’s knowledge, threatened.

(t)           (i) Other than as described or set forth in the Registration Statement or the Prospectus, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, is in violation of the United Kingdom Bribery Act 2010 or the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or is in violation of any other applicable anti-bribery law; and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, continued compliance therewith.

(u)          Other than as described or set forth in the Registration Statement or the Prospectus, on the basis of applicable United Kingdom law and the published practice of Her Majesty’s Revenue & Customs (“HMRC”), no stamp duty, capital duty, registration or other issue or documentary taxes are payable under United Kingdom law on (A) the creation, issue or delivery by the Company of the Securities, (B) the execution and delivery of this Agreement or any applicable Terms Agreement or, assuming all of the following transactions take place within a clearance service that has not made an election under Section 97A of the United Kingdom Finance Act 1986 that is applicable to the Offered Debt Securities, the purchase, sale and delivery by the Agents of the Securities or the consummation of the transactions contemplated hereby.

(v)          All payments to be made by the Company under this Agreement and, except as otherwise disclosed in the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments to be made on or under the Securities may, under the current laws and regulations of the United Kingdom, be freely transferred out of the United Kingdom (or any authority or political subdivision therein having power to tax), will not be subject to withholding or deduction for or on account of any taxes under the current laws and regulations of the United Kingdom without the necessity of obtaining any governmental authorization in the United Kingdom, except as otherwise disclosed in the Prospectus.

2.            Solicitations as Agents; Purchases as Principal.

(a)           Solicitations as Agents. In connection with your actions as selling agents, you agree to use reasonable efforts to solicit offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by the applicable product supplement and/or the Free Writing Prospectus or Pricing Supplement. The Company may from time to time offer Securities for sale otherwise than through an Agent.

The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of instructions from the Company, you will forthwith suspend solicitations of offers to purchase Securities from the Company until such time as the Company has advised you that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Securities or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Securities until the Company has delivered such certificates, opinions and letters as you may request.

The Company agrees to pay to you, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by you in connection with an offering in which you were appointed as a selling agent, compensation in an amount to be agreed upon. Without the prior approval of the Company, no Agent (acting on an agency basis) may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Securities.

You shall communicate to the Company, orally or in writing, each offer to purchase Securities received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Securities and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

Notwithstanding anything contained in this Agreement to the contrary, no Agent acting under this Section 2(a) shall engage a dealer to participate in a distribution of Securities pursuant to any selected dealer agreement or similar documentation without the prior consent of the Company.

(b)          Purchases as Principal. Each sale of Securities shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Securities. Each Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between you and the Company confirmed in writing by either you to the Company or the Company to you.

Your commitment to purchase Securities as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement relating to the Securities shall specify the principal amount of Securities to be purchased by you pursuant thereto, the price to be paid to the Company for such Securities, the maturity date of such Securities, the interest rate or interest rate formula, if any, applicable to such Securities and any other terms of such Securities. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Company, pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by you or other broker-dealers, as applicable.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Securities, as the case may be. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Securities to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if an Agent is purchasing Securities as principal, it shall not resell such Securities to any unaffiliated dealers.

(c)           Administrative Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures (the “Administrative Procedures”) that are attached hereto as Exhibit B, as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and you.

(d)          Additional Agents. The Company may from time to time appoint one or more additional entities experienced in the distribution of Securities similar to the Securities (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an agent accession letter (an “Agent Accession Letter”), substantially in the form attached hereto as Exhibit C, whereupon such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all of the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. The Company shall not appoint any Additional Agents without the prior written consent of BofA.

(e)          Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Securities as agent of the Company shall be delivered at the office of HSBC Bank plc, 8 Canada Square, Canary Wharf, London, E14 5HQ, United Kingdom, not later than 10:00 a.m., New York time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the first date on which you begin soliciting offers to purchase Securities as Agent of the Company and (ii) the first date on which the Company accepts any offer by you to purchase Securities as Agent of the Company. The date of delivery of such documents is referred to herein as the “Commencement Date.”

3.            Agreements. The Company agrees with you (it being understood that each agreement of the Agents contained in this Agreement is made severally, and not jointly) that:

(a)           Before using, authorizing, approving, referring to or filing any Free Writing Prospectus pertaining to a Security being offered by you, the Company will furnish to you a copy of the proposed Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Free Writing Prospectus to which you object in your reasonable judgment. Except as set forth herein, the Company will not use, authorize, approve, refer to or file any Free Writing Prospectus with respect to the Securities offered by BofA pursuant to this Agreement without the prior written consent of BofA. The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), all amendments and supplements to the Prospectus and the Registration Statement, and each Free Writing Prospectus relating to the Securities to be offered and sold, in each case as soon as available and in such quantities as shall be reasonably requested. If requested by an Agent, the Company will prepare, prior to the applicable Time of Sale, with respect to any Securities to be sold through or to such Agent, a Free Writing Prospectus in accordance with Section 3(a) hereof in the form of a preliminary term sheet or pricing supplement with respect to such Securities (a “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 (or Rule 424(b), if applicable) under the Securities Act not later than the time specified by such rule. The Company will file the final version of the Term Sheet, containing the final terms of the relevant Securities, as a pricing supplement pursuant to the requirements of Rule 424(b) of the Securities Act, two days after the earlier of the date such terms became final or the date of first use (each a “Pricing Supplement”).

(b)          The Company will promptly advise you (i) of the filing and effectiveness of any amendment to the Registration Statement, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (iv) of the institution or threatening of any proceeding pursuant to Section 8A of the Securities Act against the Company or any offering of the Securities, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. If any stop order is issued at any time that the Agents are holding any Securities purchased as principal, the Company will use all reasonable efforts to obtain the lifting thereof at the earliest possible time.

(c)           If, at any time when a Prospectus or Time of Sale Information relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which, in your reasonable opinion or the opinion of the Company, the Prospectus or Time of Sale Information, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus or Time of Sale Information, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your reasonable opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus or Time of Sale Information, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus or Time of Sale Information to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or the Time of Sale Information or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Securities hereunder.

(d)          The Company will make generally available to its security holders (as contemplated by Rule 158 under the Securities Act) and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of the Securities. If such fiscal quarter is the first fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made not later than 45 days after the close of the period covered thereby.

(e)           The Company will endeavor, in cooperation with the Agents, to qualify the Securities for offer and sale under the securities, or Blue Sky, laws of such jurisdictions as you shall reasonably request and the parties hereto shall agree, and to maintain such qualifications for as long as may be required for the distribution of the Securities.

(f)            The Company shall notify you promptly in writing of any downgrading that occurs on or following the Commencement Date in the long-term senior unsecured debt rating accorded the Company by any “nationally recognized statistical rating organization” (“NRSRO”), as such term is defined for purposes of Section 3(a)(62) of the Exchange Act., or any of their U.K. affiliates, that provides ratings solicited by the Company at the time of such downgrading (which NRSROs, as of the date of this Agreement, are S&P Global Ratings, Moody’s Investors Service and Fitch Ratings Inc., and which U.K. affiliates are, respectively, S&P Global Ratings UK Limited, Moody’s Investors Service Limited and Fitch Ratings Limited).

(g)          Except as otherwise agreed by the Company and the Agents with respect to any particular Securities, the Company will, whether or not any sale of Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto, and Time of Sale Information, (ii) the preparation, issuance and delivery of the Securities, (iii) any fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Securities under securities, or, laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any blue sky or legal investment memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any amendments or supplements thereto, and the Time of Sale Information, (vi) the printing and delivery to you of copies of the Indenture, and any blue sky or legal investment memoranda, if any, (vii) any fees charged by rating agencies for the rating of the Securities, (viii) the fees and expenses of listing any of the Securities on a national securities exchange and (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(h)          The Company acknowledges and agrees that (i) the purchase and sale of Securities pursuant to this Agreement, including the determination of the price for the Securities and your compensation, is, as far as the Company is concerned, an arm’s-length commercial transaction between the Company, on the one hand, and you, on the other hand, (ii) in connection therewith and with the process leading to such transaction, you are acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Company or any of its affiliates, (iii) you have not assumed any advisory or fiduciary responsibility in favor of the Company or any of its affiliates with respect to the offering of Securities contemplated by this Agreement or the process leading thereto (irrespective of whether you have advised or are currently advising the Company or any of its affiliates on other matters) or any other obligation to the Company or any of its affiliates with respect to any offering of Securities except the obligations explicitly set forth in this Agreement, (iv) you and your affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and (v) you have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

3A.       Acknowledgments relating to EEA and UK financial institution resolution. (a) Notwithstanding any other term of this Agreement, any Terms Agreement or any other agreements, arrangements, or understandings between the Company and each Agent, each party to this Agreement or any Terms Agreement acknowledges and accepts that a Bail-in Liability arising under this Agreement or any Terms Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(1)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any Bail-in Liability of a party under this Agreement or any Terms Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                 the reduction of all, or a portion, of the Bail-in Liability or outstanding amounts due thereon;

(ii)              the conversion of all, or a portion of the Bail-in Liability into shares, other securities or other obligations of a party or another person (and the issue to or conferral on the other party or parties of such shares, securities or obligations);

(iii)            the cancellation of the Bail-in Liability;

(iv)             the amendment or alteration of the amounts due, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2)       the variation of the terms of this Agreement or any Terms Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

“Bail-in Powers” means, with respect to a party incorporated in the United Kingdom, the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a party.

“Bail-in Liability” means a liability in respect of which Bail-in Powers may be exercised.

“UK Bail-in Legislation” means, Part I of the UK Banking Act 2009, as amended, and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(b)          Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement or any Terms Agreement (any such party being an “Affected Party”), each other party to this Agreement or any Terms Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement or any Terms Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of any part of the United Kingdom. For the purpose of this Section 3A: “resolution measure” means a “crisis prevention measure,” “crisis management measure” or “recognised third-country resolution action,” each with the meaning given in the Prudential Regulation Authority Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that “crisis prevention measure” shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking,” “group,” “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

3B.        MIFID II / UK MiFIR. The Company and the Agents agree amongst themselves that a determination will be made in the applicable Terms Agreement in relation to each issue of Securities about whether, for the purpose of the product governance rules under Commission Delegated Directive (EU) 2017/593 (the “MiFID Product Governance Rules”) and/or the FCA Handbook Product Intervention and Product Governance Sourcebook (the “United Kingdom MiFIR Product Governance Rules”), as applicable, the Company or any Agent subscribing for the relevant Securities is a manufacturer pursuant to the MiFID Product Governance Rules or, as the case may be, the United Kingdom MiFIR Product Governance Rules in respect of those Securities and that in no other context shall the Company or any Agent or any of their respective affiliates be a manufacturer for the purpose of the MiFID Product Governance Rules and/or the United Kingdom MiFIR Product Governance Rules; provided that the parties hereto agree, for the avoidance of doubt, that BofAS shall not be a manufacturer for the purposes of the MiFID Product Governance Rules and/or the United Kingdom MiFIR Product Governance Rules.

3C.        Gross-up Payments. Subject to the immediately following sentence, the Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current withholdings levied by the United Kingdom (or any authority or political subdivision therein having power to tax), unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the Agents will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such Agent receives by reason of such deduction or withholding. The Company shall not pay any such additional amounts to the extent that such deductions or withholdings were imposed due to (i) an Agent having any present or former connection with the United Kingdom other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement rights hereunder, (ii) the failure of an Agent, upon the request of the Company, to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes, levies, imposts, duties, charges or other deductions or withholdings, or (iii) (a) Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (a); or (c) any agreement pursuant to the implementation of clauses (a) or (b) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

4.             Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Securities as agent of the Company in connection with any offering of Securities and your obligation to purchase Securities as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Securities, at the time of such solicitation and at each Time of Sale and, in the case of your obligation to purchase Securities, at the time the Company accepts the offer to purchase such Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

(a)           Prior to such solicitation or purchase, as the case may be:

(i)                 there shall not have occurred any event or occurrence that results, or would result in, a Material Adverse Effect from that set forth in the Prospectus or Time of Sale Information, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that is not described in the Prospectus or Time of Sale Information and that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus or Time of Sale Information, as so amended or supplemented, or to proceed with the purchase of the Securities on the terms and in the manner contemplated in the Prospectus or Time of Sale Information;

(ii)              there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (b) a general moratorium on commercial banking activities in New York or London declared by the relevant regulatory authorities; and (c) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your reasonable judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus or Time of Sale Information, as so amended or supplemented, or to proceed with the purchase of the Securities on the terms and in the manner contemplated in the Prospectus or Time of Sale Information;

(iii)            the Prospectus, each Free Writing Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Securities Act (in the case of a Free Writing Prospectus and all other Time of Sale Information, to the extent required by Rule 424 or Rule 433 under the Securities Act); and

(iv)             since the date on which the Company has filed with the Commission the Company’s most recent Annual Report on Form 20-F, there shall not have occurred any downgrading in the long-term senior unsecured debt rating accorded the Company by any NRSRO, or any of their U.K. affiliates, that provides ratings solicited by the Company at the time of such downgrading (which NRSROs, as of the date of this Agreement, are S&P Global Ratings, Moody’s Investors Service and Fitch Ratings Inc., and which U.K. affiliates are, respectively, S&P Global Ratings UK Limited, Moody’s Investors Service Limited and Fitch Ratings Limited);

except, in each case described in paragraph (i), (ii) or (iv) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Securities, before the offer to purchase such Securities was made.

(b)          On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received the opinion and letter, each dated as of such date, of Mayer Brown LLP, U.S. Program Counsel (or any successor U.S. Program Counsel), and Cleary Gottlieb Steen & Hamilton LLP, Special English and U.S. Counsel to the Company (or any successor special English and U.S. counsel), to the effect set forth in Exhibits D-1 – D-3 and E-1 – E-2, respectively.

(c)          On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of the Company, dated the Commencement Date or Settlement Date, as the case may be, and signed by an officer of the Company who is duly authorized to make the statements set forth therein (an “Authorized Officer”), to the effect set forth in subparagraph (a)(iv) above, and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date.

(d)         On the Commencement Date and, if called for by any Terms Agreement, on the date of such Terms Agreement and the corresponding Settlement Date, the Company’s independent auditors shall have furnished to you a letter or letters, dated as of the Commencement Date or the date of such Terms Agreement and the corresponding Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

5.            Additional Agreements of the Company. (a) (i) Each time the Registration Statement, the Prospectus or the Time of Sale Information is amended or supplemented (other than by an amendment or supplement providing solely for (x) the specific terms of the Securities or (y) a change you deem to be immaterial) and (ii) each time that a new registration statement is filed pursuant to Section 5(g) and upon the request of BofA, the Company will deliver or cause to be delivered forthwith to you a certificate signed by an Authorized Officer, dated the date of such amendment or supplement, or filing, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement, the Prospectus or the Time of Sale Information as amended or supplemented, or the filed registration statement, as applicable, to the time of delivery of such certificate.

(b)          (i) Each time the Company files an Annual Report on Form 20-F or a semi-annual report on Form 6-K filing or furnishing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement and (ii) each time that a new registration statement is filed pursuant to Section 5(g) and upon the request of BofA, the Company will furnish or cause to be furnished forthwith to you a written opinion of each of U.S. Program Counsel and special English and U.S. Counsel to the Company. Each opinion shall be dated the date of such filing and shall be in a form of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented, or the filed registration statement, as applicable, to the time of delivery of such opinion. In lieu of such opinion, each of U.S. Program Counsel and special English and U.S. Counsel to the Company, may furnish to you a letter to the effect that you may rely on such counsel’s last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented, or filed, as applicable, to the time of delivery of such letter).

(c)          (i) Each time the Company files (x) an Annual Report on Form 20-F, (y) a semi-annual report on Form 6-K filing or furnishing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement or (z) a report on Form 6-K that includes financial statements or pro forma financial information as would be required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K by an issuer that is not a foreign private issuer (as that term is defined in Rule 405 under the Securities Act) and (ii) each time that a new registration statement is filed pursuant to Section 5(g) and upon the request of BofA, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated on or about the date of such amendment or supplement, or filing, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, or the filed registration statement, as applicable, to the date of such letter; provided, that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d)          The Company will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Free Writing Prospectus and other Time of Sale Information that is not filed with the Commission in accordance with Rule 433 under the Securities Act and maintain records regarding the timing of the delivery of all applicable Time of Sale Information.

(e)          The Company will notify the Agents in writing promptly after learning of any event or circumstance that has caused it to become an “ineligible issuer” or cease to be a “well-known seasoned issuer,” each as defined in Rule 405 of the Securities Act.

(f)           The Company will pay any filing fees required by Rule 457 of the Securities Act in connection with filing Time of Sale Information and each Free Writing Prospectus, by the times required under the Securities Act.

(g)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Agents, the Company will, at its option and prior to the Renewal Deadline, if it has not already done so, (A) file a new automatic shelf registration statement relating to the Securities, if it is eligible to do so, in a form satisfactory to BofA or (B) file a new shelf registration statement relating to the Securities, in a form satisfactory to BofA; provided, however, that if the Company is eligible to file a new automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause (B), the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline, and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the registration statement relating to the Securities shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. For the avoidance of doubt, the filing of a new automatic shelf registration statement pursuant to clause (i)(A) of this paragraph shall not be deemed to be an amendment or supplement to the Registration Statement or Prospectus, as that term is used in Section 5(a) hereof, nor shall such filing be deemed to be a Representation Date.

6.            Certain Agreements of the Agents. Each Agent hereby represents and agrees, severally and not jointly, that:

(a)           without the prior written consent of the Company, it has not and will not use or authorize use of any Free Writing Prospectus, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a Free Writing Prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in a previously filed Free Writing Prospectus or in the Prospectus, (ii) any Free Writing Prospectus prepared pursuant to Section 3(a) above, or (iii) any issuer or underwriter Free Writing Prospectus approved by the Company in advance in writing (for the avoidance of doubt, this paragraph shall not prohibit BofA from distributing its Free Writing Prospectuses that relate generally to structured notes and similar securities (each, a “BofA General Use FWP”), provided that such materials do not include any information relating specifically to the Company or to the Securities offered pursuant to this Agreement);

(b)          it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any Free Writing Prospectus referred to in clause (a)(i) above (other than a BofA General Use FWP) will not be subject to broad unrestricted dissemination without the prior written consent of the Company;

(c)           it will not, without the prior written consent of the Company, use any Free Writing Prospectus that contains the final terms of the Securities unless such terms have previously been or will be included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Securities;

(d)           it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Securities Act;

(e)           it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to any offering of Securities (and will promptly notify the Company if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Agents a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Agent or dealer);

(f)            it shall, pursuant to Rule 173 of the Securities Act, provide purchasers of Securities from it a notice required thereby two business days following the completion of the sale; and

(g)           in acting as Agent under this Agreement and in connection with the sale of any Securities by the Company (other than Securities sold to it pursuant to a Terms Agreement), it shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by it and accepted by the Company, but it shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

7.             Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent, its directors, officers, employees and affiliates, and each person, if any, who controls each Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), as incurred, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you for use therein.

(b)           Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to statements made in reliance upon and in conformity with information relating to such Agent furnished to the Company in writing by such Agent for use in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the respective Agents, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each applicable Agent on the other hand from the offering of such Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each applicable Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each applicable Agent on the other hand in connection with the offering of such Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by such Agent in respect thereof bear to the total offering price to the public of such Securities. The relative fault of the Company on the one hand and of an Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The Agents’ obligations in this Section 7 to contribute are several in proportion to their respective purchase obligations and not joint.

(f)           The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Securities.

8.            Termination. This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of either parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not cause or require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not cause or require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a) and Sections 3(d), 3(g), 3(h), 5(d), 6, 7, 9, 10, 12, 13 and 15 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(b), 3(c), 3(e), 3(f), 3(g), 4 and 5 shall also survive until such delivery has been made.

9.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, at the address beneath such Agent’s signature on the signature page hereof; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at each of the following addresses:

HSBC Bank plc
Attn: [     ]
8 Canada Square, Canary Wharf
London, United Kingdom E14 5HQ

with a copy to:

HSBC North America Holdings Inc.
Attn: Legal Department
452 Fifth Avenue
New York, New York 10018

10.           Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11.           Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.           Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York.

13.           Submission to Jurisdiction. (a) The Company irrevocably agrees that any suit, action or proceeding against the Company brought by any Agent or by any person who controls any Agent, arising out of or based upon this Agreement, the Indenture or any applicable Terms Agreement or the transactions contemplated hereby or thereby may be instituted in any state or federal court in the City of New York, New York, and to the fullest extent permitted by law irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed HSBC North America Holdings Inc., 452 Fifth Avenue, New York, New York 10018-2706 as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the City of New York, New York, by any Agent or by any Agent’s related indemnified part(ies), upon whom this Agreement is intended to confer a benefit, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(b)               EACH PARTY HERETO HEREBY AGREES TO IRREVOCABLY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS.

14.          Reserved.

15.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that either party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any Terms Agreement and any interest and obligation in or under this Agreement or any Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that either party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and any Terms Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 15 apply notwithstanding Section 16.

For purposes of this Section and Section 16, the following definitions will apply:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.           Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings. (a) Notwithstanding anything to the contrary in this Agreement, any Terms Agreement or any other agreement, but subject to the requirements of Section 15, no party shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement or any Terms Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)               After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if either party seeks to exercise any Default Right against such Covered Entity with respect to this Agreement or any Terms Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.

17.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

HSBC Bank plc

By:	/s/ David Watts
Name: David Watts
Title: Chief Financial Officer and Executive Director

The foregoing Distribution Agreement is hereby confirmed and accepted by the undersigned as an Agent as of the date first above written.

BofA Securities, Inc.

By:	/s/ Allison Gladstone
Name: Allison Gladstone
Title: Managing Director

Notices hereunder shall be sent to:

BofA Securities, Inc.
1540 Broadway
NY8-540-26-02

New York, NY 10036
Attention: High Grade Transaction Management/Legal
Fax:   (646) 855-5958

EXHIBIT A

[DATE]

TERMS AGREEMENT

HSBC Bank plc

8 Canada Square

London, E14 5HQ

Re:        Senior Debt Securities

Ladies and Gentlemen:

We understand that HSBC Bank plc (the “Company”), proposes to issue and sell up to the aggregate principal amount of the Securities described in Annex A hereto (the “Subscription Securities”). The Subscription Securities are described in the final pricing supplement or term sheet dated the date hereof, any product supplement referenced therein, the prospectus supplement dated August 31, 2022, and the prospectus dated August 31, 2022 (collectively, the “Prospectus”). The Subscription Securities will be subject to the Administrative Procedures included as Exhibit B to the Distribution Agreement (as defined below). Except as otherwise expressly provided herein, all terms used and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

Pursuant to the Distribution Agreement dated August 31, 2022 (the “Distribution Agreement”) between the Company and BofA Securities, Inc. (“BofA”), BofA hereby agrees to purchase from the Company, and the Company hereby agrees to sell to BofA, the Subscription Securities.

Delivery of and payment for the Subscription Securities shall be made on the issue date set forth in Annex A hereto at 10:00 a.m., New York City time, which date and time may be postponed by agreement between BofA and the Company. Delivery of the Subscription Securities shall be made to BofA on the issue date against payment of the applicable net proceeds set forth in the applicable final term sheet, or pricing supplement filed under Rule 424(b)(2), in the manner described in the Administrative Procedures or in such other manner as the parties hereto shall agree.

Notwithstanding anything to the contrary in this terms agreement (this “Terms Agreement”) or the Distribution Agreement, at any time on or after the date of this Terms Agreement and before noon on the business day immediately prior to the Settlement Date for an issue of Subscription Securities, BofA may, upon notice to the Company and exercisable in BofA’s sole discretion for any reason, change the principal amount of such issue of Subscription Securities to be purchased by BofA pursuant hereto (including, without limitation, to change such amount to zero). Upon delivery of such notice, this Terms Agreement shall be deemed to be amended to refer to such changed principal amount.

It is agreed that the materials identified on Annex B and the Term Sheet (described below) are “Issuer Free Writing Prospectuses” as defined in Rule 433 under the Securities Act.

For purposes of 7(b) of the Distribution Agreement, the only information furnished to the Company by BofA for use in the Term Sheet dated [    ], 20[  ], relating to the Subscription Securities, consists of the following information: [         ].

For purposes of 7(b) of the Distribution Agreement, the only information furnished to the Company by BofA for use in the Pricing Supplement dated [    ], 20[  ], relating to the Subscription Securities, consists of the following information: [         ].

BofA agrees to perform its duties and obligations specifically provided to be performed by it in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby. Except as otherwise provided herein, the provisions of the Distribution Agreement and the Administrative Procedures and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

BofA’s obligation to purchase the Subscription Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Distribution Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Section 4 thereof; provided, that no additional documents shall be required to be delivered by the Company to the Agents on the issue date pursuant to Section 4 thereof.

BofA agrees to perform its duties and obligations specifically provided to be performed by it in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby. Except as otherwise provided herein, the provisions of the Distribution Agreement and the Administrative Procedures and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

BofA’s obligation to purchase any Securities hereunder is subject to the accuracy of, at the time of such purchase, the Company’s representations and warranties contained in the Distribution Agreement and to the Company’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Section 4 thereof; [provided, that no additional documents shall be required to be delivered by the Company to the Agents on the issue date pursuant to Section 4 thereof.] [provided, that the opinion of the Company’s counsel and the opinion of the Agents’ counsel as described in Section 4(b), the certificate of the Company as described in Section 4(c), and the comfort letters as described in Section 4(d) are deliverable to the Agents on the date hereof and/or the Settlement Date as set forth in Section 4 thereof.]

Solely for the purposes of the requirements of 3.2.7R of the United Kingdom MiFIR Product Governance Rules regarding the responsibilities of manufacturers under the United Kingdom MiFIR Product Governance Rules (i) the Company (the “UK Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the United Kingdom MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Pricing Supplement prepared in connection with the relevant Securities and (ii) BofA acknowledges the application of the United Kingdom MiFIR Product Governance Rules to the UK Manufacturer and acknowledges that the UK Manufacturer may identify the target market and distribution channels applying to the relevant Securities and related information in the Pricing Supplement prepared in connection with the relevant Securities.

This Agreement shall be subject to the termination provisions of Section 8 of the Distribution Agreement. If this Agreement is terminated, the provisions of the Distribution Agreement described in Section 8 thereof shall survive for the purposes of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

BofA SECURITIES, INC.

By:
Name:
Title:

Accepted and Agreed:

HSBC BANK PLC

By:
Name:
Title:

Annex A

ADDITIONAL TERMS OF SECURITIES

Title:

Issue Date:

Principal Amount: As set forth in the applicable final term sheet.

Interest: [Not applicable]

Terms Relating to the Payment at Principal: As set forth in the applicable final term sheet.

Maturity Date: As set forth in the applicable final term sheet.

Authorized denominations: As set forth in the applicable final term sheet.

Price to Public: As set forth in the applicable final term sheet.

Proceeds to Issuer: As set forth in the applicable final term sheet.

Annex B

Issuer Free Writing Prospectuses

•	The applicable page from each of the BofA Structured Investments and U.S. Trust [Month] 20[ ] Monthly Guidebooks, the form of which page for the Subscription Securities is attached to this Terms Agreement.

EXHIBIT B

ADMINISTRATIVE PROCEDURES

These Administrative Procedures will govern the offering, sale and repurchase of Book-Entry Notes (the “Securities”) on a continuous basis by HSBC Bank plc (the “Issuer”) pursuant to the Distribution Agreement dated August 31, 2022 (the “Distribution Agreement”) among the Issuer and the agents party thereto. Each issue of the Securities will be part of the Issuer’s Medium-Term Notes titled “Notes, Series 1”. For the initial offering of each issue of the Securities, BofA Securities, Inc. (“BofA”) and such other agents as are named in the Terms Agreement for such offering will act as agents of the Issuer (the “Agents”).

All issuances of the Securities will be represented by a master Global Book-Entry Note (the “Master Global Note”) dated August 31, 2022 and previously delivered to Computershare Trust Company, N.A., as Trustee (the “Trustee”) under the Indenture dated as of August 31, 2022, (as it may be amended or supplemented from time to time, the “Indenture”). A beneficial owner of the Securities will not be entitled to receive a certificate representing the Securities. Each issuance of the Securities will be a Supplemental Obligation, as that term is defined in the Indenture. The Master Global Note is registered in the name of CEDE & CO., as nominee for DTC, on the Securities Register maintained by the Trustee under the Indenture.

HSBC Bank USA, N.A. (“HBUS”) will act as Paying Agent, Issuing Agent and Registrar for payments on the Securities under a Paying Agent and Securities Registrar Agreement between the Issuer and HBUS, dated as of August 31, 2022 (the “IPAA”). To the extent the procedures set forth below conflict with the provisions of the Securities, the Master Global Note, the Indenture, the IPAA, the operating procedures of The Depository Trust Company (“DTC”) or the Distribution Agreement, the relevant provisions of the Securities, the Master Global Note, the Indenture, the IPAA, DTC’s operating procedures and the Distribution Agreement shall control.

Other than as otherwise specified herein, until such time as the Issuer shall specify otherwise by written notice to the Agents and the Trustee, payments in U.S. dollars to the Issuer hereunder shall be made to HSBC Bank USA, N.A., for the benefit of HSBC Bank plc, for the account of the Issuer.

Administrative Procedures for Book-Entry Notes

The custodial, document control and administrative functions described below will be applicable to the Securities. Unless otherwise provided herein, all times refer to New York City time.

Issuance:	On the settlement date for each issuance of the Securities, the Issuer or its duly authorized agent or agents will send written instructions (which may be delivered by electronic mail or other electronic transmission) to the Paying Agent to notate on Annex A of the Master Global Note the issuance of Securities that are Supplemental Obligations in the manner provided by the Senior Indenture, and in the denominations and principal amounts and upon such terms as shall be requested as to each such issuance.

Identification Numbers:	The Issuer will arrange with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of CUSIP numbers for assignment to each issuance of the Securities. The Issuer will assign CUSIP numbers to the Securities as described below. The Issuer will notify the CUSIP Service Bureau periodically of the CUSIP numbers that it has assigned to the Securities. All Supplemental Obligations representing the same issuance of the Securities will bear the same CUSIP number.

Registration:	The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will hold their positions through one or more direct or indirect participants in DTC (with respect to such Security, the “Participants”). DTC records will only reflect the direct Participants in whose accounts the Securities are held. The Participants will be responsible for maintaining records of their beneficial owners.

Transfers:	Transfers of beneficial interests in the Securities will be accomplished by book entries made by Participants and, in turn, by DTC, acting on behalf of beneficial transferors and transferees of such Securities.

Maturities:	Unless otherwise agreed between the Issuer and the Agents, the Maturity Date for each issuance of the Securities will be a date not less than nine months from the Issue Date for such Security and each Supplemental Obligation of the same issuance will have the same Maturity Date. “Maturity Date,” “Stated Maturity” and “Maturity” shall have the meanings provided in each Supplemental Obligation and the Master Global Note. In the event that payment at maturity is deferred beyond the stated Maturity Date, no interest or other payments will accrue or be payable with respect to that deferred payment, unless otherwise set forth in the terms of the applicable issuance of the Securities.

Business Day:	Business Day shall have the meaning provided in each Supplemental Obligation and the Master Global Note.

Denominations:	The Securities will be issued in denominations of $10.00, or such other denominations as may be agreed between the Company and the Agents.

Interest:	The Securities will bear interest, if any, as agreed between the Company and the Agents.

Payments of Principal:	The applicable Calculation Agent, as promptly as possible prior to the applicable Maturity Date, will notify the Issuer of the amount payable on the Securities on such Maturity Date. The Issuer will confirm by email and notify the Trustee of the amounts of such payments with respect to each such Supplemental Obligation no later than the second Business Day preceding the Stated Maturity of such Supplemental Obligation. At such Maturity, the Issuer will pay such amounts to the Trustee, and the Trustee in turn will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. If any Maturity of a Supplemental Obligation is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity, unless otherwise stated in Supplemental Obligation and the Master Global Note. Promptly after payment to DTC of the amounts due at the Maturity of such Supplemental Obligation, the Trustee will notate the total decrease in principal amount at Maturity on Annex A to the Master Global Note and provide the Issuer with an appropriate debit advice. Upon request, the Trustee will deliver to the Issuer a written statement indicating the total principal amount of the Securities represented by the Master Global Note.

Manner of Payment. The total amount of any payment due in respect of any Supplemental Obligation at Maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Issuer will make such payment in respect of such Supplemental Obligation by wire transfer (in accordance with procedures and instructions previously agreed upon with the Trustee). The Trustee will pay DTC in its normal course of payment for debt securities. Thereafter on such date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective direct Participants in whose names the Securities represented by such Supplemental Obligation are recorded by DTC. Payment to DTC is the responsibility of the Issuer, disbursement of such payments to direct Participants is the responsibility of DTC, and disbursement of payments to beneficial owners is the responsibility of the direct and indirect Participants. Neither the Issuer nor the Trustee shall have any direct or indirect responsibility or liability for the payment by DTC to such Participants of any payments in respect of the Securities.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any payment on a Security will be determined and withheld by the Participant or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Issuance of the Securities:	Each issuance of the Securities will be documented by a Terms Agreement, as described in greater detail in the Distribution Agreement.

Settlement:	The receipt by the Issuer of immediately available funds in payment for the Securities and the issuance of the Securities (including the completion of Annex A of the Master Global Note with the information in respect of such Securities) shall constitute “settlement” with respect to such Securities. The settlement date of each issuance will be agreed by the Issuer and the Agents.

Detailed Settlement Procedures for the issuance of the Securities are set forth in Exhibit I hereto.

If settlement of an issuance of the Securities is rescheduled or canceled, BofA, the Trustee and the Issuer will execute reversal procedures. The Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Suspension of Solicitation; Amendment or Supplement:	Subject to the Issuer’s representations, warranties and covenants contained in the Distribution Agreement, the Issuer may instruct each Agent to suspend solicitation of offers to purchase the Securities at any time. Upon receipt of such instructions, each Agent will forthwith suspend such solicitation until such time as it has been advised by the Issuer that such solicitation may be resumed. The Issuer will, consistent with its obligations under the Distribution Agreement, promptly advise each Agent and the Trustee whether any accepted offers outstanding at the time such Agent suspended solicitation may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Prospectus Supplement, may be delivered in connection with the settlement of such offers. The Issuer will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Issuer determines that such offers may not be settled or that copies of the Prospectus and such Prospectus Supplement may not be so delivered.

Exhibit I

Initial Issuance Settlement Procedures

(Days are both Trading Days and Business Days)

All times are New York City Time

T-30 (or more or less)	T-1	Trade Date	T +1	T +2	T +3	T +4
		Pricing Date				Settlement Date
A	B	C	D	E		F, G, H

A.	In connection with the issuance of any new Securities, BofA or other applicable Agent involved in the issuance of such Securities shall provide the Issuer with the general terms of the proposed issuance, the associated swap, the underlying index and license particulars, the listing details and the marketing materials to be utilized. If BofA and the Issuer agree to proceed with the proposed issuance of the Securities and, at the Issuer’s option, the Issuer identifies an acceptable swap counterparty (the “SC”) willing to provide a hedge, a preliminary prospectus supplement shall be prepared and filed with the SEC, supplemental marketing material (the content and approval of which shall be subject to the terms of the Distribution Agreement) shall be prepared and, if required, filed with the SEC as an issuer Free Writing Prospectus or an underwriter Free Writing Prospectus, and if the Securities are to be listed on a securities exchange, the Issuer shall file a listing application with the securities exchange on which such Securities are to be listed.

B.	On or prior to T-1, BofA shall prepare, or cause to be prepared, a term sheet (a “Term Sheet”) containing at least the following information:

1.	Preliminary principal amount.

2.	Stated Maturity Date.

3.	The relevant underlying asset and the method by which the principal amount thereof payable at Maturity (and any other payments) shall be determined.

4.	Settlement date.

5.	Issue Price.

6.	CUSIP number of the Securities.

7.	If applicable, the identity and contact information of any SC, the details of the swap, amounts of any payments, and payments dates, spread, day count convention, adjustments to notional amount and periodic payments.

The Term Sheet shall be sent by BofA to the Issuer for review and acceptance. The Term Sheet shall be returned to BofA by the Issuer. The Issuer shall promptly send the Term Sheet to the Trustee and, if applicable, the SC.

C.	By 9:00 A.M. (NYC time) on the Trade Date, BofA, the Issuer and, if applicable, the SC (via pricing call or other method of communication), shall agree upon the final principal amount of the Securities and the swap notional amount.

D.	BofA shall supplement the Term Sheet for the information in (C) above and all other applicable pricing information, and send to the Issuer, the Trustee and, if applicable, the SC.

E.	Within two business days of the Trade Date, the Issuer shall file the final Prospectus Supplement or Pricing Supplement with the SEC. By this time the Issuer shall have paid the SEC filing fee to cover the issuance of the Securities.

F.	The Trustee will notate on Annex A of the Master Global Note the issuance of the Securities in the manner provided by the Senior Indenture.

G.	9:00 A.M.: BofA will wire transfer (via Fed Wire, in accordance with procedures and instructions previously agreed upon with the Issuer) to a designated account of the Issuer funds available for immediate use in the amount equal to the price of the applicable Securities to be issued. BofA will set up a deposit on the DTC Participant Terminal System instructing DTC to withdraw the applicable Securities from the Trustee’s participant account and deposit such Note into BofA’s participant account. The Trustee will approve this instruction posted by BofA through DTC’s Participant Terminal System after the Issuer has confirmed receipt of funds. The issuance of the Securities will close via DTC FAST in units for each CUSIP.

I.	BofA will use the DTC Underwriting System to confirm the settlement of the delivery versus payment for the Securities.

EXHIBIT C

AGENT ACCESSION LETTER

[Date]

[Name of Agent]
[Address of Agent]

Dear Ladies and Gentlemen:

HSBC Bank plc, a public limited company incorporated under the laws of England (the “Company”), has previously entered into a Distribution Agreement, dated August 31, 2022 (the “Distribution Agreement”), among the Company and the other agents signatory thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Company of the Company’s senior debt securities (the “Securities”). The Securities will be issued under an indenture, dated as of August 31, 2022 (as it may be amended or supplemented from time to time, the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Distribution Agreement permits the Company to appoint one or more additional persons to act as agent with respect to the Securities, on terms substantially the same as those contained in the Distribution Agreement. A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Securities attached thereto as Exhibit B, is attached hereto.

In accordance with Section 2(d) of the Distribution Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 4 and 5 of the Distribution Agreement and letters from the counsel referred to in Section 4(b) of the Distribution Agreement and the Company’s independent auditors entitling you to rely on their opinions and comfort letter, respectively, delivered pursuant to the Distribution Agreement (to the extent such opinions and comfort letter do not, by their terms permit you as an Additional Agent to rely on them).

By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 9 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

C-1

Notwithstanding anything in the Distribution Agreement to the contrary, except as otherwise provided in a Written Terms Agreement with respect to a particular offering of Securities, the obligations of each of the Existing Agents and the Additional Agent(s) under Section 7 of the Distribution Agreement are several and not joint, and in no case shall any Existing Agent or Additional Agent (except as may be provided in any agreement among them) be responsible under Section 7(d) to contribute any amount in excess of the commissions received by such Existing Agent or Additional Agent from the offering of the Securities.

This Agreement shall be governed by the laws of the State of New York without giving reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the General Obligations Law of New York. This Agreement may be executed in one or more counterparts and the executed counterparts taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

HSBC BANK PLC

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written

[Insert name of Additional Agent and information pursuant to Section 9 of the Distribution Agreement]

C-2

EXHIBIT D-1

FORM OF U.S. PROGRAM COUNSEL OPINION

To each of the Parties
named in Schedule I hereto

Ladies and Gentlemen:

We have acted as counsel in connection with the Distribution Agreement, dated August 31, 2022 (the “Distribution Agreement”), by and between you and HSBC Bank plc, a public limited company incorporated under the laws of England (the “Company”), regarding the issuance and sale from time to time of the Company’s senior debt securities (the “Notes”), pursuant to the Indenture, dated as of August 31, 2022 (as it may be amended, modified or supplemented from time to time) (the “Indenture”), by and between the Company and Computershare Trust Company, N.A., as trustee. This opinion is furnished to you pursuant to Section [4(b)][5(b)] of the Distribution Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement on Form F-3 (File No. 333-[           ]) filed by the Company relating to the Notes, as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), which became automatically effective under the Securities Act on August 31, 2022 pursuant to Rule 462(e) (such Registration Statement, when it became effective and including the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement”). The Prospectus dated August 31, 2022 (the “Base Prospectus”) and the Prospectus Supplement (Notes, Series 1) dated August 31, 2022 (the “Prospectus Supplement”) (including the documents incorporated by reference therein) in the forms filed with the Commission pursuant to Rule 424(b) under the Securities Act are hereinafter referred to collectively as the “Prospectus.”

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party had the power to enter into and perform all its obligations thereunder. We also have assumed the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

D-1-1

(i)                 we express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)              we express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Notes, the Indenture and the Distribution Agreement (collectively, the “Documents”), and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii)            our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(iv)             except to the extent encompassed by an opinion set forth below with respect to the Company, we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to any of the Documents with any law, regulation or order applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party;

(v)               we express no opinion as to the enforceability of provisions of the Distribution Agreement or the Indenture purporting to provide for indemnification or contribution under certain circumstances, to the extent that such enforceability may be limited by foreign, federal or state securities laws or public policy underlying such laws;

(vi)             we express no opinion as to the enforceability of any provision of any of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute; and

(vii)          we express no opinion as to the circumstances under which rights of setoff may be exercised.

When reference is made in our opinion herein to our knowledge, it means the actual knowledge attributable to our representation of you of only those partners and associates who have given substantive attention to the Distribution Agreement and other transaction documents contemplated thereby and the preparation and negotiation thereof as well as any other attorneys of our firm who have performed substantive legal services for the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.                  Each of the Distribution Agreement and the Indenture constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms.

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2.                  When the Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, and will be entitled to the benefits of the Indenture.

3.                  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required under Applicable Law for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Distribution Agreement and the Prospectus, insofar as it relates to the offering of the Notes, except such consents as have already been obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, or Blue Sky, laws in connection with the purchase and distribution of the Notes by the Agents.

4.                  The sale and issuance of the Notes by the Company to the Agents and the performance by the Company of its obligations under the Distribution Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”), do not and will not result in any violation of any United States federal, New York State law, rule or regulation, that, in our opinion based on our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, other than United States federal and state securities laws (collectively, “Applicable Law”), other than any such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries considered as one enterprise or materially impair or prevent the ability of the Company to consummate the offering of the Notes.

5.                  The statements set forth in the Prospectus Supplement under the heading “U.S. Federal Income Tax Considerations,” to the extent they constitute summaries of United States federal income tax considerations, are correct in all material respects, subject to the limitations and qualifications set forth therein.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

This letter is furnished by us to you, and is solely for your benefit. Our opinion speaks only as of the date hereof and we assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein. Neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent.

Very truly yours,

Mayer Brown LLP

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SCHEDULE I

BofA Securities, Inc.

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EXHIBIT D-2

FORM OF ENGLISH LEGAL OPINION OF
CLEARY GOTTLIEB STEEN & HAMILTON LLP

BofA Securities Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

We have acted as special English counsel to HSBC Bank plc, a public limited company incorporated under the law of England and Wales (the “Company”), in connection with the distribution agreement dated August 31, 2022 (the “Distribution Agreement”) by and between you and the Company, regarding the issuance and sale from time to time of the Company’s senior debt securities (the “Notes”) to be issued under an indenture, dated as of August 31, 2022 (as it may be amended, modified or supplemented from time to time), (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Notes are being offered pursuant to a registration statement on Form F-3 (No. [•]). Such registration statement, [effective as of the date hereof) /as amended as of its most recent effective date [•]], including the documents incorporated by reference therein, [but excluding Exhibit [●]], is herein called the “Registration Statement”; the related prospectus dated August 31, 2022 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related prospectus supplement dated August 31, 2022 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement”. The Base Prospectus and the Prospectus Supplement together are herein called the “Final Prospectus”. This letter is furnished pursuant to Section [4(b)[5(b)] of the Distribution Agreement.

We understand that the Notes are not and are not intended to be admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Distribution Agreement;

(b)	an executed copy of the Indenture;

(c)	forms of the Notes in global registered form (the “Global Notes”);

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(d)	a certificate dated [•], 2022 of the Secretary of the Company (the “Secretary’s Certificate”) having annexed thereto and certified as true, complete and up-to-date copies the following documents:

(i)	the Memorandum and Articles of Association of the Company (the “Articles of Association”);

(ii)	the resolutions passed at the Meetings of the Company’s Board of Directors held on [•], 20[•] (the “Board Resolutions”); and

(iii)	a certificate of good standing relating to the Company dated [•], 20[•] (the “Good Standing Certificate”);

(e)	the Registration Statement;

(f)	the Final Prospectus; and

(g)	the documents delivered to you by the Company pursuant to the Distribution Agreement.

In this opinion letter, the Distribution Agreement, the Indenture and the Global Notes are referred to collectively as the “Transaction Documents” or each individually as a “Transaction Document.” Unless defined herein, capitalised terms have the meanings attributed to them in the Distribution Agreement.

In rendering the opinions expressed below we have assumed and not verified:

(a)	the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as photocopies, facsimile or electronic copies;

(b)	that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft, specimen or certificate, and in the case of the Notes, that they have been or will be duly executed, authenticated and delivered in accordance with the terms of the Indenture (other than by the Company in accordance with the law of England and Wales);

(c)	that each of the Transaction Documents has been or will be duly executed and delivered by each of the parties to such Transaction Documents (other than the Company) and each such party (other than the Company) has the power, capacity and authority to execute, deliver and perform its obligations contained in each of the Transaction Documents to which it is a party;

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(d)	the absence of any other arrangements between any of the parties to any of the Transaction Documents which modify or supersede any of the terms of any of the Transaction Documents;

(e)	(i) the accuracy as to factual matters of each document we have reviewed, including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents (other than where such matters are the subject of a specific opinion in this opinion letter) and the accuracy and completeness of all statements in the Secretary’s Certificate (other than where such matters are the subject of a specific opinion in this opinion letter), and (ii) the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

(f)	that no law of any jurisdiction outside England and Wales would render the execution, delivery, issue or performance of the terms of the Transaction Documents illegal or ineffective and that, insofar as any obligation under the Transaction Documents falls to be performed in any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(g)	that any party or prospective party to the Transaction Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Notes;

(h)	that where a document is required to be delivered, each party to it has delivered the same without it being subject to escrow or any other similar arrangement;

(i)	that each of the parties to the Transaction Documents has fully complied with its obligations under all applicable money laundering laws and regulations;

(j)	that the binding effect of the Transaction Documents on the parties thereto is not affected by duress, undue influence or mistake, and no document has been entered into by any of the parties thereto in connection with any unlawful activity;

(k)	that all consents, approvals, notices, filings and registrations which are necessary under any applicable laws or regulations (other than laws or regulations of the United Kingdom) in order to permit the execution, delivery or performance of the Transaction Documents have been or will be duly made or obtained;

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(l)	that there are no provisions of the laws of any jurisdiction outside England and Wales that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside England and Wales may be relevant to this opinion letter, such laws have been and will be complied with;

(m)	that each of the Transaction Documents constitutes legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms under all applicable laws (including the laws of the State of New York, by which the Transaction Documents are expressed to be governed);

(n)	that each of the parties to the Transaction Documents has complied with all applicable provisions of (i) Regulation (EU) No. 2017/1129 of the European Parliament as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended by the European Union (Withdrawal Agreement) Act 2020) (the “EUWA”), (ii) Regulation (EU) No. 596/2014 of the European Parliament as it forms part of United Kingdom domestic law by virtue of the EUWA (the “UK Market Abuse Regulation”), (iii) the Financial Services Act 2012, and (iv) the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any applicable secondary legislation made under any of the foregoing with respect to anything done by any of them in relation to the Notes in, from or otherwise involving the United Kingdom (including Sections 19, 21 and 85 of FSMA);

(o)	that the information relating to the Company disclosed by our searches on [•], 20[•] at Companies House at their website at www.companieshouse.gov.uk and by telephone at the Central Registry of Winding Up Petitions at the Companies Court in London in relation to the Company was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for registration but did not appear on the website or on the relevant file in London at the time of our search, and that such oral disclosures did not fail to disclose any material information or any petition for an administration order, dissolution or winding-up order in respect of the Company that has been presented in England and Wales;

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(p)	that the Board Resolutions were duly and validly passed and are true records of the proceedings of the respective meetings, are in full force and effect, and have not been amended, revoked or superseded, the Secretary’s Certificate, including the documents annexed thereto, is true and correct as of the date hereof and has not been amended, revoked or superseded, and the information relating to the Company in the Good Standing Certificate was complete, up to date and accurate as of the date thereof and has not since then changed;

(q)	that each director of the Company has disclosed any interest which he may have in the transactions contemplated by each of the Transaction Documents in accordance with the provisions of the Companies Act 2006 and the Articles of Association, and that none of the relevant directors of the Company has any interest in such transactions except to the extent permitted by the Articles of Association;

(r)	that the execution and delivery of each of the Transaction Documents by the Company and the exercise of its rights and performance of its obligations thereunder will materially benefit the Company and that the directors of the Company acted in good faith and in the interests of the Company in approving each of the Transaction Documents and the transactions contemplated thereby;

(s)	that the amount of interest on the Notes does not exceed a reasonable commercial return on the nominal amount of the Notes within the meaning of section 79(6)(a) of the Finance Act 1986; and

(t)	that any limit on borrowings to which the Company is subject has not been exceeded, and that the entry into the Transaction Documents will not cause any such limit on borrowings to be exceeded.

Based on the foregoing, and subject to the further qualifications and limitations set forth below, it is our opinion that:

1.                  The Company has been duly incorporated in and registered as a public limited company under the law of England and Wales. A search of the records of the Registrar of Companies as made public through the www.companieshouse.gov.uk website on [•], 20[•] and an oral enquiry made to the Central Registry of Winding Up Petitions at the Companies Court at approximately [•] a.m. [GMT] / [BST] on [•], 20[•] revealed no petition, order or resolution for the winding-up of the Company and no petition for, and no notice of appointment of, a receiver or administrator, provided that:

(a)               the searches with Companies House referred to above are not conclusively capable of revealing whether or not (i) a winding-up order has been made in respect of a company or a resolution passed for the winding-up of a company, or (ii) an administration order has been made in respect of a company, or (iii) a receiver, administrative receiver, administrator, liquidator or similar officer has been appointed in respect of a company, since notice of these matters might not be filed with Companies House immediately and, when filed, might not be made available through the website or entered on the files of Companies House relating to insolvency details with respect to the relevant company immediately. In addition, such searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented; and

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(b)               the enquiry at the Central Registry of Winding Up Petitions at the Companies Court referred to above relates only to a compulsory winding-up and is not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding Up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made. We have not made enquiries of any County Court as to whether a petition for the appointment of an administrator has been presented to, or an administration order has been made by, any County Court against the Company.

2.                  The Company possessed, as at the time of execution, the corporate power to enter into and perform its obligations under the Indenture and the Distribution Agreement and the Company possesses the corporate power to enter into and perform its obligations under each of the other Transaction Documents to which it is a party.

3.                  The Distribution Agreement and the Indenture have been duly authorised, executed and delivered by the Company.

4.                  The Global Notes have been duly authorised and, when the Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, and will be entitled to the benefits of the Indenture.

5.                  [The statements with respect to matters of United Kingdom tax law and published HM Revenue & Customs (“HMRC”) practice set out under the heading “Taxation” in the Final Prospectus insofar as such statements purport to constitute a summary of certain tax laws of the United Kingdom and certain published HMRC practice referred to therein, fairly summarise such laws and practice as at the date hereof subject to the assumptions and reservations stated therein.]

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6.                  Under the law of England and Wales and its practice as currently applied, the choice of the law of the State of New York to govern each of the Transaction Documents, and the construction and interpretation thereof as between the parties thereto is a valid and effective choice of law under the law of England and Wales provided it was freely made. Such choice of law will be recognised and upheld by the English courts and in any action to enforce any of the Transaction Documents brought before the English courts having jurisdiction in the matter, the English courts will apply the law of the State of New York in relation thereto. The English courts will not apply the law of the State of New York if and so far as its application would be contrary to public policy. In addition, the English courts will apply the laws of England and Wales whose application is mandatory and which cannot be derogated from by contract.

7.                 The submission by the Company to the jurisdiction of the U.S. Federal and state courts in New York City in the Transaction Documents is valid under the laws of England and Wales and will be recognised and upheld by the English courts.

8.                  The Agent can seek to enforce by proceedings in the English courts their rights against the Company under the Distribution Agreement (save as mentioned below) and such access will not be subject to any conditions that are not applicable to residents of the United Kingdom, a British Citizen or a company incorporated in any part of the United Kingdom, save that an English court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs (including fees of counsel).

9.                  [No consent, approval, authorisation, order, licence, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required by the Company for the valid authorisation, issue, sale and delivery of the Notes in the manner contemplated in the Final Prospectus and the Transaction Documents or the execution or delivery of the Transaction Documents or to effect interest and all other payments (including on redemption) in United States dollars on the Notes to be made in the manner contemplated by the Transaction Documents except as have been obtained or made in the manner contemplated by the Transaction Documents and remain in effect.]

10.              [[Except as disclosed in the Registration Statement or the Final Prospectus], on the basis of United Kingdom tax law and published practice followed by HMRC at Closing Time, no United Kingdom stamp duty or stamp duty reserve tax is payable in connection with (i) the issue of the Notes by the Company to the Underwriters pursuant to the Distribution Agreement; (ii) the offering of the Notes by the Underwriters pursuant to the Distribution Agreement; or (iii) the execution and where appropriate, delivery of the Transaction Documents.]

11.              [[Except as disclosed in the Registration Statement or the Final Prospectus], on the basis of United Kingdom tax law and published practice followed by HMRC at Closing Time, no United Kingdom tax is required to be deducted or withheld from any payment of interest by the Company to Eligible U.S. Holders (as defined in the Final Prospectus) in respect of the Notes, provided that the Notes are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange is currently recognised for these purposes. The Notes will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable or in countries in the European Economic Area.]

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12.              The execution and delivery of the Distribution Agreement and Indenture, the issuance of the Notes, the consummation by the Company of the transactions contemplated in the Distribution Agreement, the Indenture and in the Final Prospectus and compliance by the Company with the terms of the Distribution Agreement and the Indenture, do not and will not result in any violation of the Articles of Association.

13.              Section 21 of FSMA contains a prohibition on the communication in the course of business by any person other than an authorised person under FSMA of an invitation or inducement to engage in investment activity, subject to certain exceptions. Contravention of this prohibition in connection with the offering or sale of any Notes could involve, inter alia, certain agreements relating to the offering or sale of such Notes being unenforceable. Communications by the Company will not be subject to such prohibition if the requirements of Articles 12, 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or any other relevant Article (or, where permitted, combination of relevant Articles) of the Order are complied with. We express no opinion on the compliance or otherwise by the Agent with the financial promotion rules made under section 137R of FSMA.

14.             No document will be required to be published as a prospectus pursuant to Section 85(1) of FSMA in respect of an offer of Notes in the United Kingdom provided that such Notes are only offered in the United Kingdom in circumstances set out in Section 86(1) (exempt offers to the public) of FSMA. There will be no offer to the public in the United Kingdom for these purposes if the relevant Notes are offered only to (a) qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation; or (b) if another condition (or, where permitted, combination of conditions) set out in Section 86(1) of FSMA is satisfied.

The expression “enforce” as used above means that the obligations referred to are of a type which English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. Accordingly, and in addition, the foregoing opinions are subject to certain qualifications, in particular, but without limitation:

(a)	The opinions set forth above as regards the binding effect and validity of the obligations and their enforceability against contracting parties is subject to all limitations resulting from the laws of bankruptcy, administration, liquidation, insolvency, fraudulent transfer, reorganisation, moratorium, suretyship or any similar laws of general application affecting creditors’ rights (including, for the avoidance of doubt, the provisions of the Banking Act 2009).

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(b)	Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

(c)	Where any obligations of any person are to be performed or observed in jurisdictions outside England and Wales, or by a person subject to the laws of a jurisdiction outside England and Wales, such obligations may not be enforceable under the law of England and Wales to the extent that the performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

(d)	To the extent that any transactions, dealings or arrangements in connection with any Transaction Document are restricted or prohibited by United Nations, European Union or United Kingdom sanctions or restrictive measures implemented or effective in the United Kingdom, such Transaction Document or any other affected Transaction Document may be unenforceable or void.

(e)	The effectiveness of provisions in the Transaction Documents relating to the choice of law to govern contractual obligations may not be recognised or upheld by an English court in certain circumstances. For example, the effectiveness of provisions in the Transaction Documents relating to the choice of law to govern contractual obligations will be subject, where applicable, to Council Regulation (EC) No.593/2008 on the law applicable to contractual obligations as it forms part of United Kingdom domestic law by virtue of the EUWA and the Law Applicable to Contractual Obligations and Non-Contractual Obligations (Amendment etc.) (EU Exit) Regulations 2019 (the “Rome I Regulation”), which provides that, in certain circumstances, the choice of law to govern contractual obligations may not prejudice or restrict the application of the laws of other jurisdictions.

(f)	From 1 January 2021, the Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters of 2007 (the “Lugano Convention”) no longer applies to the United Kingdom. Jurisdiction and enforcement will be determined in accordance with the Hague Choice of Court Convention 2005 (the “Hague Convention”) and national laws. Although the United Kingdom has acceded to the Hague Convention in its own right, with effect from 1 January 2021, only exclusive jurisdiction clauses fall within the scope of the Hague Convention. Accordingly, non-exclusive or unilateral jurisdiction clauses similar to those in the Transaction Documents will not be enforceable pursuant to the Hague Convention. Further, in certain circumstances an English court has power to stay an action commenced in the English courts where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum. However, such power may not be exercisable in all circumstances, for example, in cases where jurisdiction is determined in accordance with any applicable regulations, treaties or other agreements.

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(g)	Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

(h)	Where any person is vested with a discretion, or may determine any matter in its opinion, the law of England and Wales may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(i)	Any provision for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

(j)	Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

(k)	An English court may refuse to give effect to any provision of an agreement that amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

(l)	Any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

(m)	There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so.

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(n)	Enforcement of rights may be or become limited by prescription or by lapse of time or may become subject to defences of set-off or counterclaim.

(o)	Any person who is not a party to a contract governed by the law of England and Wales may not be able to enforce any provisions of that contract which are expressed to be for the benefit of that person if and to the extent that the Contracts (Rights of Third Parties) Act 1999 has been disapplied.

(p)	The effectiveness of terms exculpating a party from a liability or duty otherwise owed (including liability arising out of the non-payment of stamp duty) is limited by law.

(q)	An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

(r)	There is some possibility that an English court having jurisdiction in relation to insolvency law would apply the provisions of Section 426 of the Insolvency Act 1986, as amended, (Co-operation between courts exercising jurisdiction in relation to insolvency) in assisting the courts having the corresponding jurisdiction in any other part of the United Kingdom or any relevant country or territory (as such terms are defined in that section) (in this regard we refer you to Hughes v. Hannover Ruckversicherungs-Aktiengesellschaft [1997] 1 BCLC 497) and, as a result, may, rather than apply insolvency law as it would otherwise apply in England, apply the insolvency law which is applicable in such other part of the United Kingdom or relevant country or territory in relation to comparable matters.

(s)	An English court may refuse to give effect to a claim pursuant to an indemnity or contribution provision in a Transaction Document insofar as the subject matter of such claim relates to penalties imposed under Section 91 or any other relevant provision of FSMA, the UK Market Abuse Regulation or the rules made thereunder.

(t)	On 31 January 2020, the United Kingdom ceased to be a member of the European Union (“EU”). By virtue of sections 1A and 1B of the EUWA, EU law continued to be applicable in the United Kingdom for the duration of the implementation period set out in section 1A(6) of the EUWA (“Transition Period”). After the Transition Period, pursuant to sections 2 to 4 of the EUWA, certain EU laws in effect immediately before the end of the Transition Period form part of English domestic law. However, EU law otherwise ceased to be applicable in the United Kingdom and thus does not form part of English law on and after 1 January 2021. We therefore express no opinion in this letter on the effect of EU law in the United Kingdom or on EU law itself.

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We express no opinion as to any agreement, instrument or other document that may arise or be entered into, or (other than as set forth in numbered paragraphs 5, 9 and 10 above) as to any liability to tax or obligation to report to any tax authority that may arise or be incurred, as a result of or in connection with the Transaction Documents or the issue and sale of the Notes. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Final Prospectus relating to the issue of the Notes, nor have we been responsible for ensuring that such Final Prospectus contains all material facts.

The opinions set out above (other than the opinions in numbered paragraphs 5, 9 and 10 above) are limited to the law of England and Wales in force as at the date of this opinion letter (taking into account the effect of the Agreement on the withdrawal of the United Kingdom of Great Britain and Northern Ireland from the European Union and the European Atomic Energy Community and the EUWA), as currently applied by the courts of England and Wales. The opinions in numbered paragraphs 5, 9 and 10 above are limited to (i) United Kingdom tax law in force as at the date of this opinion letter (taking into account the effect of the Agreement on the withdrawal of the United Kingdom of Great Britain and Northern Ireland from the European Union and the European Atomic Energy Community and the EUWA), as currently applied by the courts of England and (ii) the published practices of HMRC applicable at the date of this opinion letter. The opinions set out above are given on the basis that this opinion letter will be governed by and construed in accordance with the law of England and Wales.

We are furnishing this opinion letter to you, as Agent, solely for your benefit, in your capacity as such in connection with the offering of the Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that this opinion letter may be relied upon by the Trustee named under the Indenture in its capacity as such. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (i) if required by any applicable law or regulation; (ii) to any regulatory authority having jurisdiction over you if required by such authority; or (iii) in connection with any actual or threatened claim against you if required to assist you in establishing defences under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this opinion letter in accordance with this sentence and that any such person is not entitled to rely on this opinion letter in any manner as a result or otherwise.

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We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
[•], a Partner

D-2-13

EXHIBIT D-3

FORM OF U.S. LEGAL OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

[•], 2022

BofA Securities Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

We have acted as special U.S. counsel to HSBC Bank plc, a public limited company incorporated under the law of England and Wales (the “Company”), in connection with the distribution agreement dated August 31, 2022 (the “Distribution Agreement”) by and between you and the Company, regarding the issuance and sale from time to time of the Company’s senior debt securities (the “Notes”) to be issued under an indenture, dated as of August 31, 2022 (as it may be amended, modified or supplemented from time to time), (the “Indenture”), between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Notes are being offered pursuant to a registration statement on Form F-3 (No. [•]). Such registration statement, [effective as of the date hereof) /as amended as of its most recent effective date [•]], including the documents incorporated by reference therein, [but excluding Exhibit [●]], is herein called the “Registration Statement”; the related prospectus dated August 31, 2022 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related prospectus supplement dated August 31, 2022 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement”. The Base Prospectus and the Prospectus Supplement together are herein called the “Final Prospectus”. This opinion letter is furnished pursuant to Section [4(b)[5(b)] of the Distribution Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Distribution Agreement;

(b)	the Registration Statement;

(c)	the Final Prospectus;

(d)	forms of the Notes in global registered form (the “Global Notes”);

(e)	an executed copy of the Indenture; and

(f)	the documents delivered to you by the Company pursuant to the Distribution Agreement and any terms agreement.

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In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Distribution Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.          The Indenture has been duly executed and delivered by the Company under the law of the State of New York and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of the Company; provided that we express no opinion as to the validity, binding effect or enforceability of Section 1.18 of the Indenture (and the corresponding provision in the Global Notes) stating the parties’ intention that the Company’s obligations to indemnify the Trustee in accordance with Section 4.03 of the Indenture survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority (each as defined in the Indenture) with respect to the Notes.

2.          When the issuance, execution and delivery by the Company of the Global Notes have been duly authorized by all necessary corporate actions of the Company in accordance with the provisions of the Indenture, and when such Global Notes have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Final Prospectus, such Global Notes will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture; provided that we express no opinion as to the validity, binding effect or enforceability of Section 1.18 of the Indenture (and the corresponding provision in the Global Notes) stating the parties’ intention that the Company’s obligations to indemnify the Trustee in accordance with Section 4.03 of the Indenture survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Notes.

3.         The Distribution Agreement has been duly executed and delivered by the Company under the law of the State of New York.

4.          Under the law of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 13 of the Distribution Agreement, has (a) validly and irrevocably submitted to the jurisdiction of any United States or state court located in the City of New York, and (b) validly appointed HSBC Bank USA, National Association as its initial authorized agent for the purposes described in Section 13 of the Distribution Agreement.

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5.          No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Notes by the Company in the manner contemplated by the Distribution Agreement and the Final Prospectus.

6.          The statements set forth under the headings “Description of Debt Securities” in the Final Prospectus [considered together with the documents listed in Schedule [•] hereto], insofar as such statements purport to summarize certain provisions of the Global Notes and the Indenture, provide a fair summary of such provisions.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (c) we express no opinion with respect to the effect of any mandatory choice of law rules and (d) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to the second sentence in Section 1.17 of the Indenture and the first sentence of Section 13 of the Distribution Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York excluding any laws, statutes, rules and regulations that relate to the regulation of banking activities.

We are furnishing this opinion letter to you, as Agent, solely for your benefit, in your capacity as such in connection with the offering of the Notes. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, [except that paragraphs 1 and 2] of this opinion letter may be relied upon by Trustee in its capacity as such. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
[●], a Partner

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EXHIBIT E-1

FORM OF LETTER OF U.S. PROGRAM COUNSEL

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Re:	HSBC Bank plc, Senior Debt Securities

Ladies and Gentlemen:

We have acted as counsel in connection with the Distribution Agreement, dated August 31, 2022 (the “Distribution Agreement”), by and between you and HSBC Bank plc, a public limited company incorporated under the laws of England (the “Company”), regarding the issuance and sale from time to time of the Company’s senior debt securities (the “Notes”), pursuant to the Indenture, dated as of August 31, 2022 (as it may be amended, modified or supplemented from time to time), by and between the Company and Computershare Trust Company, N.A., as trustee. This letter is furnished to you pursuant to Section [4(b)][5(b)] of the Distribution Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

In our capacity as such counsel, we have examined the Registration Statement on Form F-3 (File No. 333-[           ]) filed by the Company relating to the Notes, as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), which became automatically effective under the Securities Act on August 31, 2022 pursuant to Rule 462(e) (such Registration Statement, when it became effective and including the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement”). The Prospectus dated August 31, 2022 (the “Base Prospectus”) and the Prospectus Supplement (Notes, Series 1) dated August 31, 2022 (the “Prospectus Supplement”) (including the documents incorporated by reference therein) in the forms filed with the Commission pursuant to Rule 424(b) under the Securities Act are hereinafter referred to collectively as the “Prospectus.”

In addition, we have participated in conferences with your representatives and with representatives of the Company and its accountants, concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Prospectus Supplement, and we have not undertaken to verify independently the accuracy of any such factual matters. Moreover, many of the determinations required to be made in the preparation of the Prospectus Supplement involve matters of a non-legal nature. We are also not passing upon, and do not assume any responsibility for ascertaining, whether or when any of the information contained in the Prospectus Supplement was conveyed to any purchaser of the Notes.

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Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Prospectus Supplement, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (other than stated in paragraph 3 of our letter to you of even date), and we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes and other financial information contained in the Prospectus Supplement.

This letter is furnished by us to you, and is solely for your benefit. This letter may not be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent.

Very truly yours,

Mayer Brown LLP

New York

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EXHIBIT E-2

FORM OF NEGATIVE ASSURANCE LETTER OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

[•], 2022

BofA Securities Inc. One Bryant Park New York, New York 10036

Ladies and Gentlemen:

We have acted as special U.S. counsel to HSBC Bank plc, a public limited company incorporated under the law of England and Wales (the “Company”), in connection with the distribution agreement dated August 31, 2022 (the “Distribution Agreement”) by and between you and the Company, regarding the issuance and sale from time to time of the Company’s senior debt securities (“the Notes”).

The Notes are being offered pursuant to a registration statement on Form F-3 (No. [•]). Such registration statement, [effective as of the date hereof (the “Filing Date”)/ as amended as of its most recent effective date [•] (the “Filing Date”)], including the documents incorporated by reference therein, [but excluding Exhibit [●]], is herein called the “Registration Statement”; the related prospectus dated August 31, 2022 included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the related prospectus supplement dated August 31, 2022 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement”. The Base Prospectus and the Prospectus Supplement together are herein called the “Final Prospectus”. This letter is furnished pursuant to Section [4(b)[5(b)] of the Distribution Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Base Prospectus and the Final Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letters to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus or the Final Prospectus (except to the extent expressly set forth in numbered paragraphs [●] in our opinion letter to you of even date herewith addressing the federal law of the United States of America and the law of the State of New York), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We are also not passing upon and do not assume any responsibility for ascertaining whether or when any of the Base Prospectus or the Final Prospectus was or will be conveyed to any person for purposes of Rule 159 under the Securities Act.

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We did not participate in the Company’s preparation of the Prospectus Supplement, which was prepared by the Company with the assistance of other counsel. However, in the course of our acting as special U.S. counsel to the Company in connection with its preparation of the Registration Statement and the Final Prospectus (but excluding the documents incorporated by reference in each of them) and in connection with our delivery this letter to you, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and the Base Prospectus and related matters were discussed, and we reviewed the Prospectus Supplement and the documents incorporated by reference in each of the Registration Statement, the Base Prospectus and the Final Prospectus and certain corporate records and documents furnished to us by the Company.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)       The Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), and the Final Prospectus (except as aforesaid), in each case as of the Filing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations thereunder.

(b)       No information has come to our attention that causes us to believe that the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), at the Filing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)       No information has come to our attention that causes us to believe that the Final Prospectus (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which we express no view), as of the Filing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing of the Registration Statement and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

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We are furnishing this letter to you, as Agent, solely for your benefit, in your capacity as such in connection with the offering of the Notes. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
[●], a Partner

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